                                                                    EXHIBIT 10.2

                              AGREEMENT AND RELEASE

         AGREEMENT made as of the 18th day of February, 1999, by and between Security Dynamics Technologies, Inc. (the "Company) and D. James Bidzos (the "Employee").

         WHEREAS, the parties wish to resolve amicably the Employee's separation from the Company and establish the terms of the Employee's severance agreement;

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. TERMINATION DATE. The Employee's effective date of termination from the Company is February 18, 1999.

2. MONETARY CONSIDERATION. In return for the execution of this Agreement and Release, the Company Agrees:

         (a) VESTING OF OPTIONS. To accelerate the vesting of all of the Employee's stock options; inclusive of the grant of 300,000 options made to him July 26, 1996 at a price of $32.275 per share and the grant of 50,000 options on January 6, 1999 at $25.875 per share.

         (b) REPRICING OF STOCK. In addition to the acceleration of vesting of the option grants, the Board of Directors of the Company has on the date hereof authorized the repricing of these options at the fair market value of Security Dynamics common stock on the date hereof.

         (c) EXERCISE OF OPTIONS. The Employee will have until September 1, 1999 to exercise fifty (50) percent of these options, and until December 31, 1999 to exercise the remaining fifty (50) percent of these options.

         (d) BENEFITS. The Employee's accrued unused vacation time through February 18, 1999 has been paid to him by check. The premium for medical and dental benefits will be provided to the Employee pursuant to the Consulting Agreement entered into between the Company and the Employee on February 18, 1999. All other benefits, including but not limited to, life and disability insurance will cease as of February 26, 1999.

3. EMPLOYMENT AGREEMENT. The Employee and the Company hereby acknowledge and agree that: (a) the Employment Agreement dated April 14, 1996 and any amendments to that Agreement have been terminated and are of no further force or effect, and (b) all obligations of the Employee which would otherwise have survived the termination of the Employment Agreement shall be immediately terminated as of the date of this agreement.

4.       RELEASE.

         (a) The Employee hereby fully, forever, irrevocably and unconditionally releases and discharges the Company, its subsidiaries, their officers, directors, stockholders, corporate affiliates, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorney's fees and costs), of every kind and nature which he ever had or now has against the Company, its subsidiaries, their officers, directors, stockholders, corporate affiliates, agents and employees, relating to the Employee's Employment Agreement with the Company, and claims arising out of his employment and/or the termination of his employment, including all employment discrimination claims under Title VII of the Civil Right Act of 1964, 42 U.S.C. ss.2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. ss.621 ET SEQ., M.G.L. c. 151B, ss.1 ET SEQ., the Americans With Disabilities Act, 29 U.S.C. ss.706 ET SEQ., and the National Labor Relations Act, 29 U.S.C. ss.151 ET SEQ.; damages arising out of all employment discrimination claims; the Massachusetts Fair Employment Practices Act, M.G.L. c.151B ss.1 ET SEQ., all claims under the Massachusetts Civil Rights Act, the Employee Retirement Income Security Act, 29 U.S.C. ss.1001 ET SEQ., the Family and Medical Leave Act, 29 U.S.C. ss.2601 ET SEQ., and California Government Code ss. 19200 ET SEQ.; wrongful discharge claims, breach of contract claims and all other statutory or common law claims and damages.

         (b) The Company hereby fully, forever, irrevocably and unconditionally releases and discharges the Employee from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorney's fees and costs) of every kind and nature which it ever had or now has against the Employee relating to the Employee's Employment

         Agreement with the Company, and claims arising out of his employment and/or the termination of his employment, including breach of contract claims and all other statutory or common law claims and damages.

5. REPRESENTATION BY EMPLOYEE. The Employee further represents and warrants that he has not filed any complaints, charges, or claims for relief against the Company, its subsidiaries, its officers, directors, stockholders, corporate affiliates, agents or employees with any local, state or federal court or administrative agency which currently are outstanding.

6. CIVIL CODE. The Employee agrees that this Agreement is intended to apply to claims not known or suspected to exist at the time of the execution of this Agreement. After an opportunity to confer with counsel, the Employee hereby waives all of his rights under ss.1542 of the California Civil Code, which states as follows:

         A general release does not extend to claims, which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

7. NATURE OF AGREEMENT. The Employee understands and agrees that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

8. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date sighed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

10. CONFIDENTIALITY. The Employee understands and agrees that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in the Agreement, shall be maintained as confidential by the Employee, his agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

         The Employee further agrees that he will not, at any time, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), and he shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

11. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to this arrangement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith including the Employee's Employment Agreement with the Company.

12. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

13. VOLUNTARY ASSENT. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement and understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

14. ACKNOWLEDGMENTS. The Employee acknowledges that he has been given twenty-one (21) days to consider this Agreement and that the Company advised him to consult with any attorney of his own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

         IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.


SECURITY DYNAMICS TECHNOLOGIES, INC.


By: /s/ Arthur W. Coviello, Jr.              /s/ D. James Bidzos
    -------------------------------          -----------------------------------
Title: President                             D. James Bidzos
       ----------------------------